UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2009

ADEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143695 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)
(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Increase in Base Salary of Named Executives

On July 5, 2009, the Compensation Committee of the board of directors (the “Compensation Committee”) of Adex Media, Inc. (the “Company”) voted unanimously to increase 2009 base salaries for the Company’s principal executive officer, principal financial officer and other named executive officers (as defined under applicable securities laws). Such base salary increases are effective as of July 1, 2009.

Salary Compensation Table

Name	Title	Salary
Scott Rewick	Chief Executive Officer and Director	$225,000
Brian Carrozzi	Chief Operating Officer	$225,000
Ben Zadik	Chief Financial Officer	$225,000

Additional Stock Option Grant to Non-Director Executive

On July 5, 2009, the Compensation Committee approved a stock option grant to the Company’s principal financial officer. Such officer was granted a stock option to purchase 1,500,000 shares of the Company’s common stock, par value $0.0001. The option grant vests over 48 months, with a one year cliff and the balance vesting on a monthly pro rata basis over the remaining period so long as such officer continues to serve the Company.  The exercise price of the option grant is $1.50 per share which was the closing price of the Company's Common Stock on July 6, 2009.  The option will expire on July 5, 2019. The option grant was made pursuant to the Company's First Amended and Restated Employee Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: July 9, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer